UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2004
Date of report (date of earliest event reported)

SAFLINK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100
Bellevue, Washington 98004
(Address of principal executive offices)(Zip code)

(425) 278-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 11, 2004, SAFLINK Corporation issued a press release announcing its financial results for the fiscal quarter ended September 30, 2004.  The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Use of Non-GAAP Financial Information

To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (GAAP), in our historical information for the period presented in the press release and conference call, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash charges including amortization of intangibles and stock-based compensation expense.  We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance by reconciling more closely the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description

99.1	Press release of SAFLINK Corporation dated November 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Date: November 11, 2004	By:	/s/ Jon C. Engman
Name: Jon C. Engman
Title: Chief Financial Officer